Exhibit 99.4

Pro Forma Financial Information.

On November 28, 2003, we acquired, through our acquisition subsidiary, LI Acquisition Company, LLC, substantially all of the assets and most of the liabilities of Lexecon Inc. from its parent company, Nextera Enterprises, Inc., in a purchase business combination. Lexecon, located in Chicago, Illinois and Cambridge, Massachusetts, is an economic consulting firm that provides services throughout the United States. Its clients include major law firms and the corporations that they represent, government and regulatory agencies, public and private utilities, and multinational corporations. Lexecon’s services involve the application of economic, financial and public policy principles to market place issues in a large variety of industries. Its services fall into three broad areas: litigation support, public policy studies and business consulting. Lexecon provides expert witness testimony, economic analyses and other litigation-related services in adversarial proceedings in courts and before regulatory bodies, arbitrators and international trade organizations.

We paid Nextera $129.2 million to acquire Lexecon and we incurred acquisition-related costs of about $1.5 million. We financed the acquisition with a combination of existing cash resources and borrowings of $104.1 million under the amended and restated bank credit facility we entered into with Bank of America, N.A. on November 28, 2003.

On November 3, 2003, we acquired, through our acquisition subsidiary, DAS Business LLC, certain assets and liabilities of the dispute advisory services, or DAS, business of KPMG, LLP, a U.S. accounting and tax firm in exchange for $89.125 million in cash. The dispute advisory services business assists clients in the analysis and resolution of all phases of complex disputes in a variety of forums, including litigation, arbitration, mediation and other forms of dispute resolution. The DAS business was not a separate reporting unit of KPMG. Accordingly, separate complete historical financial statements for KPMG’s DAS business are not available and, in management’s opinion, the preparation of complete separate financial statements for the DAS business would require arbitrary allocations of expenses that would not be meaningful. The DAS statement of revenues and direct expenses, included in our pro forma combined FTI and DAS income statements, includes revenues from the book-of-business of the 24 partners and 3 directors who joined FTI, direct expenses including billable professional employees compensation and benefits of personnel joining FTI, reimbursable and subcontractor costs and some practice related costs. Practice related costs consist principally of non-reimbursable costs, bad debt expense, administrative support and depreciation.

The direct expenses of DAS do not include an allocation of KPMG firm wide expenses, such as rent, insurance, national marketing, data processing, accounting, the cost of national support offices and other similar corporate expenses. The DAS business could not operate on a stand-alone basis without incurring some or all of these expenses. As a result, the unaudited pro forma condensed combined income statements are not indicative of what the actual results would have been had the DAS acquisition been completed on January 1, 2002 nor do they purport to indicate the results of our future operations or the future operations of the DAS business.

The accompanying unaudited pro forma condensed combined income statements for the year ended December 31, 2002 and the nine months ended September 30, 2003 combine the historical results of Lexecon with our pro forma combined DAS results of operations. Our pro forma combined DAS results reflect our historical results of operations combined with the historical revenues and expenses directly related to the DAS business, as adjusted to present the pro forma effects of the acquisition of the DAS business. Our pro forma combined DAS results are presented in more detail in Exhibit 99.2 incorporated by reference in this Form 8-K/A. The pro forma statements that follow give effect to the acquisition of Lexecon as if the acquisition had occurred on January 1, 2002. The unaudited pro forma condensed combined income statements are not indicative of what the actual results would have been had the Lexecon or DAS acquisitions been completed on the date indicated nor do they purport to indicate the results of our future operations or the future operations of Lexecon.

The accompanying unaudited pro forma condensed combined balance sheet and statement of net assets acquired at September 30, 2003 gives effect to the acquisition of Lexecon as if the acquisition had occurred on September 30, 2003. Our pro forma combined DAS balance sheet and statement of net assets acquired represents our historical financial position combined with the historical statement of net assets related to the DAS business. Our pro forma condensed combined balance sheet and statement of DAS net assets acquired is presented in more detail in Exhibit 99.2 incorporated by reference in this Form 8-K/A. We will allocate the cost of the acquisition of Lexecon to identifiable assets and liabilities based on their estimated relative fair values. We have not completed our allocation process, and therefore the allocation of the purchase price for Lexecon included in the accompanying pro forma combined financial statements is preliminary. We are performing a valuation of the intangible assets that we acquired. The estimated valuation of these intangible assets for purposes of preparing the accompanying unaudited pro forma condensed combined financial statements is based on the data that we have developed to date, and we will complete our valuation in 2004. The final purchase price allocation may differ from the preliminary allocation included in the accompanying unaudited pro forma condensed combined financial statements.

The pro forma adjustments are described in the accompanying notes and are based upon available information and various assumptions that we believe are reasonable. These adjustments give effect to events directly attributable to the acquisition and do not reflect any restructuring or integration costs, or any potential cost savings or other synergies that management expects to realize as a result of the transaction. The unaudited pro forma combined financial statements do not purport to represent what our financial position and results of operations would have actually been had the acquisition occurred on the dates indicated, and as previously stated, cannot be considered indicative of actual results. You should read the unaudited pro forma combined financial statements in conjunction with our historical consolidated financial statements and notes contained in our annual report on Form 10-K for the year ended December 31, 2002, our subsequent quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and our Form 8-K/A dated November 3, 2003 and filed January 14, 2003. You should also read the historical financial statements of Lexecon, which are presented in Exhibit 99.3 to this Form 8-K/A.

Unaudited Pro Forma Condensed Combined Income Statements

	Year Ended December 31, 2002
	Pro Forma Combined FTI and DAS (1)	Historical Lexecon	Subtotal	Pro Forma Adjustments		Pro Forma Total
	(in thousands)
Revenues	$298,112	$73,946	$372,058	$—		$372,058

Operating expenses
Direct cost of revenues	145,942	44,794	190,736	—		190,736
Selling, general and administrative expense	56,355	12,823	69,178	—		69,178
Amortization of other intangible assets	3,033	—	3,033	2,167	(a)	5,200

	205,330	57,617	262,947	2,167		265,114

Operating income	92,782	16,329	109,111	(2,167)		106,944
Interest expense, net	(4,717)	(101)	(4,818)	(3,855	)(b)	(8,673)

Income from continuing operations before income taxes	88,065	16,228	104,293	(6,022)		98,271
Income taxes	35,615	6,500	42,115	(2,372	)(c)	39,743

Income from continuing operations	$52,450	$9,728	$62,178	$(3,650)		$58,528

Earnings per common share from continuing operations
Basic	$1.64					$1.83

Diluted	$1.53					$1.71

Weighted average number of common shares outstanding
Basic	32,031					32,031

Diluted	34,197					34,197

(1)	The DAS business was not a separate reporting unit of KPMG and separate complete historical financial statements are not available. The information included in this statement consists of the revenue from the book-of-business of the 24 partners and 3 directors who joined FTI and direct expenses of the DAS business (compensation and benefits of the professionals and administrative personnel joining FTI, reimbursable and subcontractor costs, bad debts and some other practice related expenses), but do not include any allocation of KPMG firm wide expenses such as rent, insurance, national marketing, data processing, accounting, the cost national support offices and other similar corporate expenses. Accordingly, these statements are not indicative nor do they purport to indicate the results of our future operations or the future operation of the DAS or Lexecon businesses. The pro forma combined FTI and DAS income statement includes the historical revenues and expenses directly related to the DAS business for its fiscal year ended September 30, 2003. Our pro forma combined DAS results are presented in more detail in Exhibit 99.2 incorporated by reference in this Form 8-K/A.

See Notes to these Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Income Statements

	Nine Months Ended September 30, 2003
	Pro Forma Combined FTI and DAS (1)	Historical Lexecon	Subtotal	Pro Forma Adjustments		Pro Forma Total
	(in thousands)
Revenues	$328,727	$51,487	$380,214	$—		$380,214

Operating expenses
Direct cost of revenues	154,967	32,737	187,704	—		187,704
Selling, general and administrative expense	62,612	9,316	71,928	—		71,928
Amortization of other intangible assets	3,325	6,289	9,614	(5,164	)(a)	4,450

	220,904	48,342	269,246	(5,164)		264,082

Operating income	107,823	3,145	110,968	5,164		116,132
Interest expense, net	(3,416)	(199)	(3,615)	(2,700	)(b)	(6,315)

Income from continuing operations before income taxes	104,407	2,946	107,353	2,464		109,817
Income taxes	42,287	1,180	43,467	1,011	(c)	44,478

Income from continuing operations	$62,120	$1,766	$63,886	$1,453		$65,339

Earnings per common share from continuing operations
Basic	$1.53					$1.61

Diluted	$1.49					$1.56

Weighted average number of common shares outstanding
Basic	40,597					40,597

Diluted	41,826					41,826

(1)	The DAS business was not a separate reporting unit of KPMG and separate complete historical financial statements are not available. The information included in this statement consists of the revenue from the book-of-business of the 24 partners and 3 directors who joined FTI and direct expenses of the DAS business (compensation and benefits of the professionals and administrative personnel joining FTI, reimbursable and subcontractor costs, bad debts and some other practice related expenses), but do not include any allocation of KPMG firm wide expenses such as rent, insurance, national marketing, data processing, accounting, the cost national support offices and other similar corporate expenses. Accordingly, these statements are not indicative nor do they purport to indicate the results of our future operations or the future operation of the DAS or Lexecon businesses. Our pro forma combined DAS results are presented in more detail in Exhibit 99.2 incorporated by reference in this Form 8-K/A.

See Notes to these Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Net Assets Acquired

	At September 30, 2003
	Pro Forma Combined FTI and DAS(1)	Historical Lexecon	Subtotal	Pro Forma Adjustments		Pro Forma Total
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$43,293	$—	$43,293	$(130,700	)(1)	$13,014
				100,421	(2)
Accounts receivable, net of allowance	36,919	9,826	46,745	—		46,745
Unbilled receivables, net of allowance	21,159	10,972	32,131	—		32,131
Prepaid expenses and other current assets	6,105	1,907	8,012	(1,025	)(5)	6,987

Total current assets	107,476	22,705	130,181	(31,304)		98,877
Property and equipment, net	18,414	1,805	20,219	—		20,219
Goodwill	385,435	77,504	462,939	38,112	(3)	501,051
Other intangible assets, net	4,742	2,920	7,662	580	(3)	8,242
Notes receivable and other assets	12,691	377	13,068	3,700	(2)	16,768

Total assets	$528,758	$105,311	$634,069	$11,088		$645,157

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$35,153	$12,888	$48,041	$(1,279	)(4)	$46,762
Due to KPMG	65	—	65	—		65
Current portion of long-term debt	9,504	185	9,689	4,954	(2)	14,643
Billings in excess of services provided	18,517	—	18,517	—		18,517

Total current liabilities	63,239	13,073	76,312	3,675		79,987
Long-term debt, net of current portion	11,375	39	11,414	99,167	(2)	110,581
Deferred income taxes and other liabilities	13,300	2,652	15,952	(2,207	)(4)	13,745
Stockholders’ equity
Common stock	420	—	420	—		420
Additional paid-in capital	329,761	—	329,761	—		329,761
Owner’s net investment	—	89,547	89,547	(89,547	)(5)	—
Unearned compensation	(4,158)	—	(4,158)	—		(4,158)
Retained earnings	115,003	—	115,003	—		115,003
Accumulated other comprehensive loss	(182)	—	(182)	—		(182)

Total stockholders’ equity	440,844	89,547	530,391	(89,547)		440,844

Total liabilities and stockholders’ equity	$528,758	$105,311	$634,069	$11,088		$645,157

(1)	Our pro forma combined DAS results are presented in more detail in Exhibit 99.2 incorporated by reference in this Form 8-K/A.

See Notes to these Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollar amounts in tables expressed in thousands)

1. The Lexecon Acquisition

On November 28, 2003, we acquired, through our acquisition subsidiary, LI Acquisition Company, LLC, substantially all of the assets and most of the liabilities of Lexecon Inc., from its parent company, Nextera Enterprises, Inc., in a purchase business combination. The purchase price primarily includes cash paid at closing and the estimated acquisition-related costs. The purchase price is summarized as follows.

Cash	$129,200
Estimated acquisition related costs	1,500

$130,700

2. Adjustments to Unaudited Pro Forma Condensed Combined Income Statements

Adjustments to the unaudited pro forma condensed combined income statements for the year ended December 31, 2002 and the nine-month period ended September 30, 2003 in connection with the Lexecon acquisition are presented below.

(a)	Adjustment to record pro forma amortization expense for the $3.5 million of estimated other intangible assets recorded when we acquired Lexecon. These intangible assets consist primarily of engagement backlog which we are amortizing over eighteen months and non-compete agreements which we are amortizing over three years. For the nine months ended September 30, 2003, the adjustment also includes the elimination of $6.3 million of Lexecon’s historical amortization expense related to its non-compete agreements with Lexecon’s two key principals.

(b)	Adjustment to record pro forma interest expense. In connection with the acquisition of Lexecon, we incurred about $3.7 million of financing costs that we are amortizing over the average contractual life of the related debt. In addition, at the same time we acquired Lexecon, we borrowed $104.1 million primarily to pay the cash portion of the acquisition cost. Based on the LIBOR rate in effect at the closing date of November 28, 2003, the average interest rate associated with the acquisition related borrowings was 3.12%.

(c)	Adjustment to record pro forma income tax expense for the estimated tax effects of pro forma adjustments, all at our combined effective income tax rate of 40.4% in 2002 and 40.5% in 2003.

3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments we made to the unaudited pro forma condensed combined balance sheet and statement of net assets acquired at September 30, 2003 in connection with the Lexecon acquisition are presented below.

(1)	Adjustment to record the use of cash to purchase Lexecon. We paid Nextera Enterprises, Inc. $129.2 million to acquire Lexecon and we incurred transaction costs of about $1.5 million.

(2)	Adjustment to record debt incurred at closing. On November 28, 2003, we borrowed $104.1 million from our lenders and incurred about $3.7 million of financing fees to arrange for this borrowing. Our borrowings include a line-of-credit arrangement with additional borrowing capacity to allow us to manage our working capital needs.

(3)	Adjustment to record the allocation of the purchase price to goodwill and other intangible assets acquired in the transaction. The estimated purchase price of $130.7 million has been assigned to the tangible and intangible assets acquired and liabilities assumed as follows. These estimates could change based on a final appraisal of the intangibles we acquired.

Current assets	$21,680
Long-term assets	2,182
Goodwill	115,616
Engagement backlog	3,000
Non-compete agreements	500

Total assets at September 30, 2003	142,978
Less liabilities assumed at September 30, 2003	(12,278)

$130,700

(4)	Adjustment to eliminate specified assets, accrued liabilities and amounts not assumed by us in accordance with the terms of the asset purchase agreement.

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